SECOND AMENDMENT TO CREDIT AGREEMENT

    THIS SECOND AMENDMENT made this 19th day of March, 2004 (the "Second Amendment"), is made by and among II-VI INCORPORATED, a Pennsylvania corporation (the "Borrower"), each of the Guarantors
(as defined below), the Lenders (as defined below), and PNC BANK, NATIONAL ASSOCIATION, as a Lender ("PNC"), Swing Loan Lender, Issuing Bank and Agent (the "Agent") for the Lenders under this Agreement.

    WHEREAS, the Borrower, the Guarantors (as original parties or by joinder), and the Lenders (as original parties or by assignment) and the Agent are parties to a Credit Agreement dated as of August 14, 2000, as amended by the First Amendment to Credit Agreement dated as of June 28, 2002 (as so amended, the "Credit Agreement"); and

    WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein.

    NOW, THEREFORE, in consideration of the premises and covenants contained herein and intending to be legally bound hereby, the Borrower, the Guarantors, the Administrative Agent and the Required Lenders agree as follows:

1. Definitions. Except as set forth herein, capitalized terms used herein but not defined or amended herein shall have the meanings set forth in the Credit Agreement.

2. Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetic location:

    "Consolidated Debt Service" shall mean, for any person, Consolidated Fixed Charges less capital expenditures for such period, as determined in accordance with GAAP.

    "Consolidated Debt Service Coverage Ratio" shall mean the ratio of Consolidated EBITDA to Consolidated Debt Service.

3.  Amendment to Definitions.  The definition of "Consolidated
    Fixed Charges" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

    "Consolidated Fixed Charges" shall mean, for any person, the sum of interest expense, cash taxes, scheduled principal amounts on long-term debt, scheduled payments under capital leases, capital expenditures and dividends of any Person for such period as determined in accordance with GAAP.

4.  Amendment to Section 8.2.14.  Section 8.2.14 of the Credit
    Agreement is hereby amended and restated as follows:

    8.2.14  Minimum Consolidated Debt Service Coverage Ratio.

    The Loan Parties shall not permit the Consolidated Debt
    Service Coverage Ratio, calculated as of the end of each fiscal quarter for the previous four fiscal quarters, to be less than the ratio set forth below for the periods set forth below:

                Periods                    Ratio
                -------                    -----
    From and after March 31, 2004        2.00:1.00

5. Representations and Warranties. The Loan Parties, jointly and severally hereby represent and warrant to the Agent and each of the Lenders as follows:

    (a) all representations, warranties and covenants made by the Loan Parties to the Agent and the Lenders that are contained in the Loan Documents (after giving effect to any revised Schedules attached hereto) are true and correct in all material respects on and as of the date hereof with the same effect as though such representations, warranties and covenants had been made on and as of the date hereof;

    (b) to the Loan Parties' knowledge, no event or condition has occurred or exists which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents; and

    (c) the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby and by any other documents executed by the Loan Parties required to be delivered to the Agent and the Lenders in connection with this Amendment have been duly and validly authorized by each Loan Party and all such documents together constitute the legal, valid and binding agreement of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except to the extent that enforceability of any of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or general equitable principles.

6. Effectiveness. This Second Amendment and the amendment to the Credit Agreement effected hereby shall become effective upon the delivery to the Agent of:

    (a) a copy of this Second Amendment, executed by each Loan
    Party; and

    (b) the Borrower shall have paid or caused to be paid to the Administrative Agent all accrued fees and expenses (including the fees and expenses of Kirkpatrick & Lockhart LLP) of the Agent and the Lenders in connection with this Second Amendment.

7. Counterparts. This Second Amendment may be executed in one or more counterparts by any party hereto in separate counterparts, each of which when so executed and delivered to the other party shall be deemed an original. All such counterparts together shall constitute one and the same instrument.

8. Waivers. This Second Amendment shall not, except as expressly set forth above, serve to waive, supplement or amend the Credit Agreement, which Credit Agreement shall remain in full force and effect as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date and year first above written.


WITNESS:                               II-VI INCORPORATED
/s/ Craig A. Creaturo                  By: /s/ Francis J. Kramer
                                       Title:  President
[Seal]



WITNESS:                               II-VI DELAWARE, INC.
/s/ Craig A. Creaturo                  By: /s/ Francis J. Kramer
                                       Title:  President
[Seal]



WITNESS:                               VLOC INCORPORATED
/s/ Craig A. Creaturo                  By: /s/ Francis J. Kramer
                                       Title:  Vice-President
[Seal]



WITNESS:                               EXOTIC ELECTRO-OPTICS, INC.
/s/ Francis J. Kramer                  By: /s/ Craig A. Creaturo
                                       Title:  Vice-President
 [Seal]



WITNESS:                               II-VI WIDE BAND GAP, INC.
/s/ Craig A. Creaturo                  By: /s/ Francis J. Kramer
                                       Title:  President
[Seal]



WITNESS:                               PNC BANK, NATIONAL
                                       ASSOCIATION, individually and as
                                       Agent
/s/ Judith Folino                      By: /s/ Robert Foust
                                       Title: Vice President
[Seal]



WITNESS:                               WACHOVIA BANK,  NATIONAL
                                       ASSOCIATION, as a Lender
/s/ Katherine Osche                    By: /s/ Patrick Kaufmann
                                       Title: Vice President
[Seal]



WITNESS:                               MANUFACTURERS AND
                                       TRADERS TRUST COMPANY, as
                                       a Lender
/s/ Elaine Scott                       By: /s/ Christopher Kania
                                       Title: Vice President
[Seal]



WITNESS:                               NATIONAL CITY BANK OF
                                       PENNSYLVANIA, as a Lender
/s/ Marlene Docherty                   By: /s/ Dominic Pellicciotti
                                       Title: Assistant Vice President
[Seal]